UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-190235	99-0385465
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

322 North Shore Drive
Building 1B, Suite 200
Pittsburgh, PA	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 413-3927

(Former name or former address, if changed since last report.)

6501 E. Greenway Pkwy #103-412

Scottsdale, AZ 85254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTC:Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2020, the registrant ("Altair International") entered into a General Service Agreement (the “Agreement”) with Leonard Lovallo under which Mr. Lovallo was engaged effective August 31, 2020 through December 31, 2020 to be CEO of Altair International. In consideration for serving as CEO of Altair International Mr. Lovallo will receive a cash payment of $2,500 per month and 26,000,000 shares of the Company’s common stock. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	General Service Agreement dated September 1, 2020 between Altair International Corp. and Leonard Lovallo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2020	Altair International Corp.

	By:	/s/ Leonard Lovallo
Leonard Lovallo
President and CEO